Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT

TO THE CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THE CREDIT AGREEMENT, dated as of December 10, 2013 (this “Amendment”), to the Credit Agreement, dated as of November 10, 2011 (as amended by the First Amendment to the Credit Agreement, dated as of September 26, 2012, and the Second Amendment to the Credit Agreement and First Amendment to the Guarantee and Collateral Agreement, dated as of September 20, 2013, and as further modified, amended or otherwise supplemented prior to the date hereof, the “Credit Agreement”) entered into by, among others, Rose Rock Midstream, L.P., as the Borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto (the “Lenders”) and The Royal Bank of Scotland plc, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower desires to (i) increase the aggregate amount of the Revolving Facility Commitments from U.S.$385.0 million to U.S.$585.0 million (the “Incremental Revolving Facility”) subject to the terms and conditions set forth herein, and (ii) amend certain other provisions of the Credit Agreement as specified below (the “Specified Amendments”);

WHEREAS, the Loan Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement in order to permit each of the Incremental Revolving Facility and the Specified Amendments; and

WHEREAS, subject to certain conditions, the Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments

(a) The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first paragraph in its entirety as follows:

“Applicable Margin” shall mean for any day (a) for any Incremental Revolving Loan, the applicable margin per annum set forth in the joinder agreement with respect thereto and (b) with respect to any Eurodollar Loan under the Revolving Facility Loans, 1.75% and with respect to any ABR Loan under the Revolving Facility Loans, 0.75% from the Third Amendment Effective Date until the date the financial statements relating to the quarter ending December 31, 2013 are delivered pursuant to Section 5.04(a), and thereafter the applicable margin per annum set forth below under the caption “Revolving Facility ABR Loans”, or “Revolving Facility Eurodollar Loans”, as applicable, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower:”

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating subclause (b) of the definition of “Permitted Junior Debt” in its entirety as follows:

“(b) senior unsecured Indebtedness issued or incurred by the Borrower or a Restricted Subsidiary,”

(c) Section 1.01 is hereby amended by amending and restating the following definitions in their entirety as follows:

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

“Alternate Base Rate” shall mean the greatest of (a) the rate of interest per annum determined by the Administrative Agent from time to time as the prime commercial lending rate for U.S. Dollar loans in the United States for such day (the “Prime Rate”), (b) the Federal Funds Effective Rate plus 0.50% per annum, and (c) the Adjusted Eurodollar Rate as of such date (or if such date is not a Business Day), the immediately preceding Business Day for a one-month Interest Period plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money, Indebtedness in respect of the deferred purchase price of property or services and unreimbursed payment obligations, contingent or otherwise, of any Person as an account party in respect of drawn letters of credit (including the Secured Bilateral Letters of Credit, but excluding letters of credit, bank guarantees or similar instruments in respect of which a back-to-back letter of credit has been issued under or as permitted by the Loan Documents under which no Loan Party is an account party), in each case, of the Borrower and its Restricted Subsidiaries determined on a consolidated basis on such date.

“Revolving L/C Sublimit” shall mean U.S.$150.0 million.

(d) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the penultimate sentence of the definition of “Revolving Facility Commitment” in its entirety as follows:

“The aggregate amount of the Revolving Facility Commitments on the Third Amendment Effective Date is U.S.$585.0 million.”

(e) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in alphabetical order therein:

“Third Amendment Effective Date” shall mean December 10, 2013.

(f) Section 2.12(a) of the Credit Agreement is hereby amended by amending and restating the first paragraph therein as follows:

“(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender), without duplication of any other amounts paid to such Lender, three (3) Business Days after the last day of March, June, September and December in each year, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter up until the last day of such quarter (or other period commencing with the Closing Date (or the last date on which such fee was paid) and ending with the last day of such quarter or the Maturity Date or the date on which the last of the Commitments of such Lender shall be terminated, as applicable) based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower; provided, that for the period commencing with the Third Amendment Effective Date and ending on the date the financial statements relating to the quarter ending December 31, 2013 are delivered pursuant to Section 5.04(a), the Commitment Fee shall be 0.375%:”

(g) Section 2.15(b) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or any of the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in connection therewith.”

(h) Section 2.20(a) of the Credit Agreement is hereby amended by amending and restating the first sentence as follows:

“At any time following the Third Amendment Effective Date, the Borrower may, by written notice to the Administrative Agent, elect to request an increase to the Revolving Facility Commitments (each such increase, an “Incremental Commitment”)

in effect on the Third Amendment Effective Date, in an aggregate principal amount, collectively, not to exceed U.S.$200.0 million and any Borrowing thereunder shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than U.S.$10.0 million (collectively, the “Incremental Revolving Loans”).”

(i) Section 2.20(a) of the Credit Agreement is hereby amended by adding a new last paragraph therein as follows:

“Notwithstanding the foregoing, the Borrower hereby agrees that the availability of Incremental Commitments shall be subject to the prior satisfaction of the following conditions: (x) each Loan Party shall have obtained all material consents necessary in connection with such Incremental Commitments; and (y) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the applicable Increased Amount Date, favorable written opinions of (x) Gibson, Dunn & Crutcher LLP, special New York counsel for the Loan Parties, and (y) Conner & Winters, LLP, special Oklahoma counsel for the Loan Parties, (A) dated the applicable Increased Amount Date, (B) addressed to each Issuing Bank on the applicable Increased Amount Date, the Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Incremental Commitments and the Incremental Revolving Loans as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.”

(j) Section 3.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Schedule 3.17 lists completely and correctly all Material Real Property owned by the Borrower or any other Loan Party on the Third Amendment Effective Date and the address or location thereof, including the state in which such property is located.”

(k) Section 3.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Neither the Borrower nor any of its Restricted Subsidiaries or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, any director, officer, employee, agent, affiliate or representative of the Borrower or any of its Restricted Subsidiaries, is a Person that is, or is owned or controlled by a Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Sudan, Libya, Syria, North Korea, and Burma/Myanmar).

(b) The Borrower and its Restricted Subsidiaries will not, directly or indirectly, knowingly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person, including without limitation any Loan Party.

(c) Neither the Borrower nor any of its Restricted Subsidiaries has, in the past five (5) years, knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.”

(l) For the purposes of Article VI of the Credit Agreement, each of the permitted exceptions to each of the covenants set forth in such article that is required to be calculated and measured from and after the Closing Date shall, on and following the Third Amendment Effective Date, be calculated and measured from and after the Third Amendment Effective Date.

(m) Section 6.04(g) of the Credit Agreement is hereby amended by deleting “Closing Date” and replacing it with “Third Amendment Effective Date” in lieu thereof.

(n) Section 6.04(p) of the Credit Agreement is hereby amended by deleting “U.S.$71.0 million” and replacing it with “U.S.$80.0 million” in lieu thereof.

(o) Section 9.23(d) of the Credit Agreement is hereby amended by amending and restating the first proviso therein in its entirety as follows:

“provided that, with respect to Secured Swap Agreements relating to commodities and Secured Bilateral Letter of Credit Providers, such Specified Swap Counterparties and Secured Bilateral Letter of Credit Providers shall in no event be entitled to receive an aggregate amount under this Section 9.23(d) at any time in excess of the greater of (x) U.S.$75.0 million in the aggregate and (y) an amount equal to one half of the Borrower’s EBITDA for the most recently ended Test Period for which financial statements have been delivered (the greater of such amount, the “Maximum Shared Amount”) or, with respect to Secured Swap Agreements relating to commodities of any particular Specified Swap Counterparty, in excess of the maximum amount then designated in the Swap Collateral Sharing Acknowledgement to which it is a party or as to all Specified Swap Counterparties, U.S.$30.0 million in the aggregate or, with respect to Secured Bilateral Letter of Credit Reimbursement Agreements of any particular Secured Bilateral Letter of Credit Provider, in excess of the maximum amount then designated in the Secured Bilateral Letter of Credit Collateral Sharing Acknowledgement;”

(p) Schedule 2.01 is hereby amended and restated in its entirety in the form of Annex A attached hereto.

(q) Schedule 3.17 is hereby amended and restated in its entirety in the form of Annex B attached hereto.

(r) Schedule 6.04 is hereby amended and restated in its entirety in the form of Annex C attached hereto.

Section 2. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date on which each of the following conditions precedent shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

(a) the Administrative Agent shall have received this Amendment, duly executed by each of the Borrower, the Guarantors and the Lenders;

(b) the Administrative Agent shall have received a Reaffirmation and Confirmation Agreement, duly executed by each of the Borrower, the Guarantors and the Administrative Agent;

(c) the representations and warranties set forth in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the Third Amendment Effective Date, to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(d) as of the Third Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing;

(e) the Borrower shall have paid all fees and expenses payable to the Lenders and the Administrative Agent hereunder or under any other Loan Document, including as set forth in Section 5 hereof;

(f) the Borrower shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment; and

(g) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of Gibson, Dunn & Crutcher LLP, special New York counsel for the Loan Parties, and of Conner & Winters, LLP, special Oklahoma counsel for the Loan Parties.

Section 3. Post-Closing Requirements

(a) Within 30 days of the Third Amendment Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties shall execute, deliver and file or cause to be filed modifications to the Mortgages existing before the Third Amendment Effective Date in favor of the Collateral Agent in form reasonably acceptable to Administrative Agent, together with any documents required by the applicable jurisdiction of filing in connection with the recording of such mortgage modifications.

(b) As soon as possible after the Third Amendment Effective Date, but in any event no later than 15 days after the Third Amendment Effective Date, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties shall, or such longer period as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties shall, to the extent any Mortgaged Property is subject to Flood Insurance Laws, deliver updated standard flood hazard determination forms for such Mortgaged Property.

Section 4. Acknowledgment and Consent.

(a) Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 5. Reference to and Effect on the Loan Documents

(a) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. The Borrower agrees to pay any applicable costs and expenses incurred in connection with this Amendment in accordance with the terms set forth in the Credit Agreement, including Section 9.05 thereof.

(b) Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery, effectiveness and performance of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.

(d) Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK.

Section 8. Headings

Section and Subsection headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

Section 13. Jurisdiction

Each of the parties to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ROSE ROCK MIDSTREAM, L.P.,
as Borrower

By:	Rose Rock Midstream GP, LLC, its General Partner

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

ROSE ROCK MIDSTREAM OPERATING, LLC, as a Guarantor

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

ROSE ROCK MIDSTREAM ENERGY GP, LLC, as a Guarantor

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Third Amendment to Credit Agreement Signature Page]

ROSE ROCK MIDSTREAM FIELD SERVICES, LLC
as a Guarantor

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

ROSE ROCK MIDSTREAM CRUDE, L.P., as a Guarantor

By:	Rose Rock Midstream Energy GP, LLC, its General Partner

By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

[Third Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent and Collateral Agent

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

[Third Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

[Third Amendment to Credit Agreement Signature Page]

Barclays Bank PLC,
as a Lender

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

[Third Amendment to Credit Agreement Signature Page]

Citibank, N.A.,
as a Lender

By:	/s/ Todd Mogil
Name: Todd Mogil
Title: Vice President

[Third Amendment to Credit Agreement Signature Page]

Deutsche Bank AG New York Branch,
as a Lender

By:	/s/ Chris Chapman
Name: Chris Chapman
Title: Director

By:	/s/ Vanuza Pereira-Bravo
Name: Vanuza Pereira-Bravo
Title: Associate

[Third Amendment to Credit Agreement Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Issuing Bank

By:	/s/ Juan Martin
Name: Juan Martin
Title: Managing Director

By:	/s/ Vanuza Pereira-Bravo
Name: Vanuza Pereira-Bravo
Title: Associate
Revolving L/C Commitment: $21,428,571.43

[Third Amendment to Credit Agreement Signature Page]

Royal Bank of Canada,
as a Lender

By:	/s/ Jason York
Name: Jason York
Title: Authorized Signatory

[Third Amendment to Credit Agreement Signature Page]

ROYAL BANK OF CANADA,
as Issuing Bank

By:	/s/ Jason York
Name: Jason York
Title: Authorized Signatory

Revolving L/C Commitment: $21,428,571.43

[Third Amendment to Credit Agreement Signature Page]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

[Third Amendment to Credit Agreement Signature Page]

WELLS FARGO BANK, N.A.,
as Issuing Bank

By:	/s/ Jake Osterman
Name: Jake Osterman
Title: Vice President
Revolving L/C Commitment: $21,428,571.43

[Third Amendment to Credit Agreement Signature Page]

ABN AMRO CAPITAL USA, LLC,
as a Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Executive Director

[Third Amendment to Credit Agreement Signature Page]

BMO Harris Bank, N.A.
as a Lender

By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

[Third Amendment to Credit Agreement Signature Page]

Cadence Bank, N.A.,
as a Lender

By:	/s/ William W. Brown
Name: William W. Brown
Title: Senior Vice President

[If a second signature is required]

By:
Name:
Title:

[Third Amendment to Credit Agreement Signature Page]

CAPITAL ONE NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Kuna
Name: Christopher Kuna
Title: Vice President

[Third Amendment to Credit Agreement Signature Page]

Compass Bank,
as a Lender

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

[Third Amendment to Credit Agreement Signature Page]

SUNTRUST BANK,
as a Lender

By:	/s/ Scott Mackey
Name: Scott Mackey
Title: Director

[Third Amendment to Credit Agreement Signature Page]

The Bank of Nova Scotia,
as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

[If a second signature is required]

By:
Name:
Title:

[Third Amendment to Credit Agreement Signature Page]

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Larry L. Sears
Name: Larry L. Sears
Title: Senior Vice President

[Third Amendment to Credit Agreement Signature Page]

BOKF, NA D/B/A BANK OF OKLAHOMA,
as a Lender

By:	/s/ Linda J. Bridges
Name: Linda J. Bridges
Title: Commercial Lending Officer

[Third Amendment to Credit Agreement Signature Page]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Kelly Chin
Name: Kelly Chin
Title: Authorized Signatory

[Third Amendment to Credit Agreement Signature Page]

Annex A

See attached.

Schedule 2.01

Commitments

Lender	Allocation	Revolving L/C Commitment
The Royal Bank of Scotland plc	$38,000,000	$21,428,571.43
Barclays Bank PLC	$38,000,000	$21,428,571.43
Citibank, N.A.	$38,000,000	$21,428,571.43
Deutsche Bank AG New York Branch	$38,000,000	$21,428,571.43
Royal Bank of Canada	$38,000,000	$21,428,571.43
UBS AG, Stamford Branch	$38,000,000	$0
Wells Fargo Bank, N.A.	$38,000,000	$21,428,571.43
ABN AMRO Capital USA LLC	$33,000,000	$0
BMO Harris Bank, N.A.	$33,000,000	$0
Cadence Bank, N.A.	$33,000,000	$0
Capital One, National Association	$33,000,000	$0
Compass Bank	$33,000,000	$0
SunTrust Bank	$33,000,000	$0
The Bank of Nova Scotia	$33,000,000	$0
Amegy Bank National Association	$25,000,000	$0
BOKF, NA dba Bank of Oklahoma	$25,000,000	$0
Morgan Stanley Bank, N.A.	$25,000,000	$0
Stifel Bank & Trust	$13,000,000	$0

Total	$585,000,000	$128,571,428.58

Annex B

See attached.

Schedule 3.17

Real Property – as of the Third Amendment Effective Date

Material Real Property

Loan Party	Description of Location	Address/City/State/Zip Code	County
Rose Rock Midstream Crude, L.P.	Cushing Tank Farm	S/2 of Section 22, Township 18N, Range 5E, OK	Payne

Rose Rock Midstream Crude, L.P.	Platteville Station	S/2 of SE/4 of Section 24, Township 3N, Range 65W	Weld

Other Real Property subject to Mortgages

Loan Party	Description of Location	Address/City/State/Zip Code	County
Rose Rock Midstream Crude, L.P.	Cunningham Station	SW/4 of SW/4 of Section 20, Township 27S, Range 10W, KS	Kingman

Rose Rock Midstream Crude, L.P.	Lyons Station	North 10 acres of the E/2 of NE/4 of Section 10, Township 20S, Range 8W, KS	Rice

Rose Rock Midstream Crude, L.P.	See Station	35.845 acre tract in the W/2 of Section 15, Township 24N, Range 1 West, OK	Noble

Annex C

See attached.

Schedule 6.04

Investments existing as of the Third Amendment Effective Date in SemCrude Pipeline in the amount of $31,829,990.